GREAT-WEST LIFECO INC.

                                    RELEASE



Readers are referred to the disclaimer regarding Forward-Looking Information and Non-GAAP Financial Measures at the end of this Release.

                                                                         TSX:GWO

         Revised press release to correct dividend declared to $0.22375

Montreal, February 16, 2006 ... Great-West Lifeco Inc. (Lifeco) has reported adjusted net income attributable to common shareholders of $1,802 million for the twelve months ended December 31, 2005 compared to $1,630 million reported a year ago. On a per share basis, this represents $2.022 per common share for the twelve months ended December 31, 2005, an increase of 11% compared to $1.827 per common share for 2004. Adjusted net income excludes two unusual charges comprised of a reinsurance provision of $43 million ($0 million in 2004) for expected losses arising from hurricane damage in 2005, and restructuring charges of $17 million ($30 million in 2004) related to the acquisition of Canada Life Financial Corporation (CLFC). Net income, including all charges, attributable to common shareholders for the twelve months of 2005 was $1,742 million, compared to $1,600 million a year ago.

For the three months ended December 31, 2005, adjusted net income attributable to common shareholders was $469 million compared to $423 million reported a year ago. On a per share basis, this represents $0.526 per common share for the fourth quarter of 2005, an increase of 11% compared to $0.475 per common share for 2004. Adjusted net income excludes two unusual charges comprised of a reinsurance provision of $13 million ($0 million in 2004) for expected losses arising from hurricane damage in 2005, and restructuring charges of $0 million ($14 million in 2004). Net income, including all charges, attributable to common shareholders for the fourth quarter was $456 million, compared to $409 million a year ago.

Lifeco experienced solid operating results in all major business segments and significant growth in net income attributable to common shareholders.

Highlights

o Earnings per common share for the twelve months ended December 31, 2005, excluding unusual charges, increased 11% compared to a year ago.
o Return on common shareholders' equity, excluding unusual charges, was 20.9% for the twelve months ended December 31, 2005.
o Provisions for expected losses arising from hurricane damage in 2005 were $43 million or $0.048 per common share for the twelve months ended December 31, 2005.
o Assets under administration at December 31, 2005 totalled $177.3 billion, up $12.4 billion from December 31, 2004 levels.
o Quarterly dividends declared were 22 3/8 cents per common share, an increase of 1 3/8 cents per share, payable March 31, 2006. Dividends paid on common shares for the twelve months ended December 31, 2005 were 18% higher than a year ago.

                                                                           .../2


Consolidated net earnings for Lifeco are the net operating earnings of The Great-West Life Assurance Company (Great-West Life), Canada Life Financial Corporation (CLFC), London Life Insurance Company (London Life) and Great-West Life & Annuity Insurance Company (GWL&A), together with Lifeco's corporate results.


CANADA

Consolidated net earnings of the Canadian segment of Lifeco attributable to common shareholders for the twelve months ended December 31, 2005 increased 20% to $773 million from $646 million a year ago. For the fourth quarter of 2005, earnings were up 14% to $171 million compared to $150 million at December 31, 2004.

Total sales for the twelve months ended December 31, 2005 were $6.6 billion, an increase of $631 million over December 31, 2004 levels. Fee income for the period increased $92 million to $774 million.

Total assets under administration at December 31, 2005 were $88.0 billion, up $6.3 billion from December 31, 2004 levels, with increases in the general fund of $1.9 billion and in segregated funds of $4.4 billion.


EUROPE

Consolidated net earnings of the European segment of Lifeco attributable to common shareholders for the twelve months ended December 31, 2005, adjusted to exclude an unusual charge for reinsurance claim provisions of $43 million related to expected losses arising from hurricane activity, increased 24% to $442 million from $356 million a year ago. Net income, including all charges, attributable to common shareholders was $399 million for the twelve months of 2005. For the fourth quarter of 2005, adjusted net income attributable to common shareholders was up 22% to $135 million compared to $111 million at December 31, 2004. Net income, including all charges, attributable to common shareholders for the fourth quarter was $122 million.

Total sales for the twelve months ended December 31, 2005 were $8.6 billion, an increase of $1,200 million over December 31, 2004 levels. Fee income for the period increased $91 million.

Total assets under administration at December 31, 2005 were $44.9 billion, up $6.1 billion from December 31, 2004 levels, with increases in the general fund of $4.5 billion and in segregated funds of $1.6 billion.


UNITED STATES

Consolidated net earnings of the United States segment of Lifeco attributable to common shareholders for the twelve months ended December 31, 2005 in US $, increased 14% to $459 million from $403 million a year ago. For the fourth quarter of 2005, earnings in US $ were up 16% to $123 million compared to $106 million at December 31, 2004. Translated to Canadian $, earnings for the twelve months and three months ended December 31, 2005 were $606 million and $161 million, respectively, compared to $636 million and $166 million, respectively, a year ago.


                                                                           .../3



Total sales for the twelve months ended December 31, 2005 were US $2.1 billion. Fee income for the period increased by US $50 million.

Total assets under administration at US $37.9 billion at December 31, 2005 were up $1.0 billion from December 31, 2004 levels, with increases in the general fund of $0.5 billion and in segregated funds of $0.5 billion.


CORPORATE

Corporate net earnings for Lifeco attributable to common shareholders were a net charge of $36 million for the twelve months ended December 31, 2005 and net income of $2 million for the fourth quarter of 2005. Restructuring costs related to the CLFC acquisition were a major contributor to the twelve month results.


2006 OUTLOOK

The Company anticipates good growth in its earnings during 2006, when measured in local currencies. Growth in earnings in Canadian dollars, however, will be more negatively impacted in 2006 by currency translation than was the case in 2005.

As a result the Company anticipates realizing a level of annual earnings growth in 2006, as reported in Canadian dollars, which is lower than the level of annual earnings growth which was realized in 2005.

The strength of the Canadian dollar against the U.S. dollar and European currencies is currently expected to have a negative impact on 2006 earnings of $130 to $140 million dollars, after-tax, compared to earnings levels which would have been anticipated in 2006 using the effective exchange rates experienced by the Company in 2005. This estimate assumes current spot rates remain as they are for the balance of the year and that the Company does not engage in any hedging activity as the year progresses.


QUARTERLY DIVIDENDS

At its meeting today, the Board of Directors approved a quarterly dividend of $0.22375 per share on the common shares of the Company payable March 31, 2006 to shareholders of record at the close of business March 3, 2006.

In addition, the Directors approved quarterly dividends on:
o    Series D First Preferred Shares $0.293750 per share;
o    Series E First Preferred Shares $0.30 per share;
o    Series F First Preferred Shares $0.36875 per share;
o    Series G First Preferred Shares of $0.325 per share; and
o Series H First Preferred Shares of $0.30313 per share, all payable March 31, 2006 to shareholders of record at the close of business March 3, 2006.


                                                                           .../4


GREAT-WEST LIFECO

Great-West Lifeco Inc. (TSX:GWO) is a financial services holding company with interests in the life insurance, health insurance, retirement savings, and reinsurance businesses. The Company has operations in Canada, the United States and Europe through The Great-West Life Assurance Company, London Life Insurance Company, The Canada Life Assurance Company and Great-West Life & Annuity Insurance Company. Lifeco and its companies have $177 billion in assets under administration. Great-West Lifeco is a member of the Power Financial Corporation group of companies.


Forward-Looking Information and Non-GAAP Financial Measures
This release, including comments made regarding the Company's financial outlook for 2006 contains forward-looking statements about Lifeco, including its business operations, strategy and expected financial performance and condition. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, or include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" or negative versions thereof and similar expressions. In addition, any statement that may be made concerning future financial performance (including revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Lifeco action, is also a forward-looking statement. Statements made by the Company in regards to the expected impact of foreign exchange translation rates in 2006 are forward-looking statements and are based on current expectations and projections about future events and are inherently subject to, among other things, risks, uncertainties and assumptions about Lifeco, economic factors and the insurance industry generally. They are not guarantees of future performance, and actual events and results could differ materially from those expressed or implied by forward-looking statements made by Lifeco due to, but not limited to, important factors such as general economic, political and market factors in North America and internationally, interest and foreign exchange rates, global equity and capital markets, business competition, technological change, changes in government regulations, unexpected judicial or regulatory proceedings, catastrophic events, and Lifeco's ability to complete strategic transactions and integrate acquisitions. The reader is cautioned that the foregoing list of important factors is not exhaustive. The reader is also cautioned to consider these and other factors carefully and to not place undue reliance on forward-looking statements. Other than as specifically required by applicable law, Lifeco has no intention to update any forward-looking statements whether as a result of new information, future events or otherwise.

This release may also contain non-GAAP financial measures. Terms by which non-GAAP financial measures are identified include but are not limited to "adjusted net income", "earnings before adjustments", "net income before adjustments" and other similar expressions. Non-GAAP financial measures are used to provide management and investors with additional measures of performance. However, non-GAAP financial measures do not have standard meanings prescribed by GAAP and are not directly comparable to similar measures used by other companies. Please refer to the appropriate reconciliations of these non-GAAP financial measures to measures prescribed by GAAP.



                                                                           .../5

Further information
Selected financial information is attached.

Great-West Lifeco's fourth quarter analyst teleconference will be held
Thursday, February 16, at 2:00 p.m. (Eastern). The call can be accessed through www.greatwestlifeco.com or by phone, through listen-only lines at:
o    Participants in the Toronto area: 416-641-6132
o    Participants from North America: 1-866-862-3927
o Participants from Overseas: Dial international access code first, then 800-6578-9878

A replay of the call will be available from February 16, until February 23, and can be accessed by calling 1-800-408-3053 or 416-695-5800 in Toronto (passcode:
3170770#).

Additional information relating to Lifeco, including the 2005 audited financial statements, Management's Discussion and Analysis (MD&A), Annual Information Form
(AIF) and CEO/CFO certificates will be filed on SEDAR at www.sedar.com.

                                     - end -


For more information contact:

Marlene Klassen
Director, Media & Public Relations
(204) 946-7705



                        FINANCIAL HIGHLIGHTS (unaudited)
                    (in $ millions except per share amounts)


                                                                       For the three months ended          For the years ended
                                                                            December 31                     December 31
                                                                      ------------------------------ -------------------------------
                                                                         2005       2004    % Change     2005       2004    % Change
------------------------------------------------------------------------------------------------------------------------------------
   Premiums:
   Life insurance, guaranteed annuities and insured health products    $4,543    $ 3,764      21%     $16,048   $ 14,202      13%
   Self-funded premium equivalents (ASO contracts)                      1,850      1,912      -3%       7,535      7,981      -6%
   Segregated funds deposits:
   Individual products                                                  1,861      1,377      35%       6,254      5,501      14%
   Group products                                                       1,268      1,275      -1%       5,040      6,406     -21%
                                                                   ------------------------------ -------------------------------
   Total premiums and deposits                                          9,522      8,328      14%      34,877     34,090       2%
                                                                   ------------------------------ -------------------------------
   Fee and other income                                                   601        599       0%       2,434      2,273       7%
   Paid or credited to policyholders                                    4,888      4,001      22%      17,435     15,490      13%

   Net income - common shareholders before adjustments (1)                469        423      11%       1,802      1,630      11%
   Adjustments after tax (1)                                               13         14                   60         30
   Net income - common shareholders                                       456        409      11%       1,742      1,600       9%
---------------------------------------------------------------------------------------------------------------------------------
Per Common Share
   Basic earnings before adjustments (1)                               $0.526    $ 0.475      11%     $ 2.022    $ 1.827      11%
   Adjustments after tax (1)                                            0.014      0.016                0.067      0.033
   Basic earnings after adjustments                                     0.512      0.459      12%       1.955      1.794       9%
   Dividends paid                                                       0.210    0.18125      16%       0.810      0.685      18%
   Book value                                                                                            9.76       9.13       7%
---------------------------------------------------------------------------------------------------------------------------------
Return on common shareholders' equity (12 months):
   Net income before adjustments (1)                                                                     20.9%      20.8%
   Net income                                                                                            20.7%      20.5%
---------------------------------------------------------------------------------------------------------------------------------
At December 31
   Total assets                                                                                     $ 102,161  $  95,851       7%
   Segregated funds assets                                                                             75,158     69,033       9%
                                                                                                  -------------------------------
   Total assets under administration                                                                $ 177,319  $ 164,884       8%
                                                                                                  ===============================
   Share capital and surplus                                                                        $   9,489  $   8,628      10%


(1)  Net  income,   basic  earnings  per  common  share  and  return  on  common shareholders' equity are presented before the following adjustments as a non-GAAP financial measure of earnings performance:

     a)   Following the  acquisition of Canada Life Financial  Corporation
          (CLFC) by the Company, a plan was developed to restructure and exit selected operations of CLFC. Shareholder net income for the three months ended December 31, 2005 includes restructuring costs of $0 after tax, or $0 per common share ($14 after tax, or $0.016 per common share, for the three months ended December 31, 2004) and $17 after tax, or $0.019 per common share, for the year ended December 31, 2005 ($30 after tax, or $0.033 per common share, for the year ended December 31, 2004).

     b) 2005 results include a charge of $13 after tax, or $0.014 per share, for the three months ended December 31, 2005 and $43 after tax or $0.048, per share, for the year ended December 31, 2005, related to a provision for expected losses arising from recent hurricane damage in 2005.


                 SUMMARY OF CONSOLIDATED OPERATIONS (unaudited)
                    (in $ millions except per share amounts)


                                                                 For the three months ended         For the years ended
                                                                         December 31                    December 31
                                                              -------------------------------- ------------------------------
                                                                   2005            2004            2005            2004
                                                              ---------------- --------------- --------------- --------------
Income
     Premium income                                                   $ 4,543         $ 3,764       $ 16,048        $ 14,202
     Net investment income                                              1,374           1,377          5,389           5,396
     Fee and other income                                                 601             599          2,434           2,273
                                                              ---------------- --------------- --------------- --------------
                                                                        6,518           5,740         23,871          21,871
                                                              ---------------- --------------- --------------- --------------
Benefits and expenses
     Paid or credited to policyholders and beneficiaries
          including policyholder dividends and experience refunds       4,888           4,001         17,435          15,490
     Commissions                                                          330             379          1,284           1,281
     Operating expenses                                                   546             565          2,198           2,264
     Premium taxes                                                         55              61            238             251
     Financing charges                                                     41              52            187             205
     Amortization of finite life intangible assets                          4               4             18              18
     Restructuring costs                                                    -              18             22              44
                                                              ---------------- --------------- --------------- --------------

Net income before income taxes                                            654             660          2,489           2,318

Income taxes         - current                                             83              23            476             398
                     - future                                              77             135            125             168
                                                              ---------------- --------------- --------------- --------------

Net income before non-controlling interests                               494             502          1,888           1,752

Non-controlling interests                                                  27              87            113             136
                                                              ---------------- --------------- --------------- --------------

Net income - shareholders                                                 467             415          1,775           1,616

Perpetual preferred share dividends                                        11               6             33              16
                                                              ---------------- --------------- --------------- --------------

Net income - common shareholders                                        $ 456           $ 409        $ 1,742         $ 1,600
                                                              ================ =============== =============== ==============

Earnings per common share

     Basic                                                            $ 0.512         $ 0.459        $ 1.955         $ 1.794
                                                              ================ =============== =============== ==============
     Diluted                                                          $ 0.509         $ 0.455        $ 1.939         $ 1.778
                                                              ================ =============== =============== ==============

Average number of shares outstanding
     Basic                                                                                       890,947,683     891,966,102
     Diluted                                                                                     898,331,007     900,140,749



                     CONSOLIDATED BALANCE SHEET (unaudited)
                                 (in $ millions)

                                                            December 31,            December 31,
                                                                2005                    2004
                                                      ------------------      ------------------
Assets

Bonds                                                          $ 59,298                $ 54,960
Mortgage loans                                                   14,605                  14,554
Stocks                                                            4,028                   3,405
Real estate                                                       1,842                   1,646
Loans to policyholders                                            6,646                   6,499
Cash and certificates of deposit                                  2,961                   2,472
Funds held by ceding insurers                                     2,556                   2,337
Goodwill                                                          5,327                   5,328
Intangible assets                                                 1,453                   1,508
Other assets                                                      3,445                   3,142
                                                      ------------------      ------------------
Total assets                                                  $ 102,161                $ 95,851
                                                      ==================      ==================

Liabilities

Policy liabilities
   Actuarial liabilities                                       $ 71,263                $ 65,822
   Provision for claims                                             999                     997
   Provision for policyholder dividends                             535                     589
   Provision for experience rating refunds                          401                     611
   Policyholder funds                                             1,852                   2,076
                                                      ------------------      ------------------
                                                                 75,050                  70,095

Debentures and other borrowings                                   1,903                   2,088
Funds held under reinsurance contracts                            4,325                   4,374
Other liabilities                                                 4,318                   4,356
Repurchase agreements                                               936                     676
Deferred net realized gains                                       2,598                   2,164
                                                      ------------------      ------------------
                                                                 89,130                  83,753

Preferred shares issued by subsidiaries                             787                     797
Capital trust securities and debentures                             648                     651
Non-controlling interest
   Participating surplus in subsidiaries                          1,741                   1,654
   Preferred shares issued by subsidiaries                          209                     209
   Perpetual preferred shares issued by subsidiaries                157                     159

Share capital and surplus

Share capital
   Perpetual preferred shares                                       799                     499
   Common shares                                                  4,660                   4,651
Accumulated surplus                                               4,860                   3,890
Contributed surplus                                                  19                      14
Currency translation account                                       (849)                   (426)
                                                      ------------------      ------------------
                                                                  9,489                   8,628
                                                      ------------------      ------------------
Liabilities, share capital and surplus                        $ 102,161                $ 95,851
                                                      ==================      ==================



Segmented Information (Unaudited)
Consolidated Operations
  For the three months ended December 31, 2005


                                                                        United         Lifeco
                                           Canada         Europe        States         Corporate      Total
                                         ------------   -----------   ------------   ------------   -----------
Income:
  Premium income                            $ 1,582        $ 2,521         $ 440            $ -        $ 4,543
  Net investment income                         707            320           344              3          1,374
  Fee and other income                          198            109           294              -            601
                                         ------------   -----------   ------------   ------------   -----------
Total income                                  2,487          2,950         1,078              3          6,518
                                         -----------   ------------   -----------   ------------   ------------

Benefits and expenses:
  Paid or credited to policyholders           1,705          2,628           555              -          4,888
  Other                                         489            191           291              1            972
  Amortization of finite life intangible assets   4              -             -              -              4
  Restructuring costs                             -              -             -              -              -
                                         -----------   ------------   -----------   ------------   ------------
Net operating income
  before income taxes                           289            131           232              2            654

Income taxes                                     79              6            75              -            160
                                         -----------   ------------   -----------   ------------   ------------

Net income before non-controlling
    interests                                   210            125           157              2            494

Non-controlling interests                        28              3            (4)             -             27
                                         -----------   ------------   -----------   ------------   ------------

Net income - shareholders                       182            122           161              2            467

Perpetual preferred share dividends              11              -             -              -             11
                                         -----------   ------------   -----------   ------------   ------------
Net income - common shareholders              $ 171          $ 122         $ 161            $ 2          $ 456
                                         ===========   ============   ===========   ============   ============



For the three months ended December 31, 2004


                                                                         United         Lifeco
                                            Canada         Europe        States       Corporate        Total
                                          -----------   ------------   -----------   ------------   ------------
 Income:
   Premium income                            $ 1,554        $ 1,761         $ 449            $ -        $ 3,764
   Net investment income                         687            270           420              -          1,377
   Fee and other income                          173            132           294              -            599
                                          ------------   -----------   ------------   -----------    -----------
 Total income                                  2,414          2,163         1,163              -          5,740
                                          -----------   ------------   -----------   ------------   ------------
 Benefits and expenses:
   Paid or credited to policyholders           1,504          1,889           608              -          4,001
   Other                                         601            148           306              2          1,057
   Amortization of finite life intangible assets   3              1             -              -              4
   Restructuring costs                             -              -             -             18             18
                                          -----------   ------------   -----------   ------------   ------------
 Net operating income
   before income taxes                           306            125           249            (20)           660

 Income taxes                                     67             12            81             (2)           158
                                          -----------   ------------   -----------   ------------   ------------
 Net income before non-controlling
     interests                                   239            113           168            (18)           502

 Non-controlling interests                        83              2             2              -             87
                                          -----------   ------------   -----------   ------------   ------------
 Net income - shareholders                       156            111           166            (18)           415

 Perpetual preferred share dividends               6              -             -              -              6
                                          -----------   ------------   -----------   ------------   ------------
 Net income - common shareholders              $ 150          $ 111         $ 166          $ (18)         $ 409
                                          ===========   ============   ===========   ============   ============


For the year ended December 31, 2005

                                                                        United         Lifeco
                                           Canada         Europe        States         Corporate      Total
                                         -----------   ------------   -----------   ---------------------------
Income:
  Premium income                            $ 6,135        $ 7,144       $ 2,769            $ -       $ 16,048
  Net investment income                       2,779          1,149         1,467             (6)         5,389
  Fee and other income                          774            491         1,169              -          2,434
                                         -----------   ------------   -----------   ------------   ------------

Total income                                  9,688          8,784         5,405             (6)        23,871
                                         -----------   ------------   -----------   ------------   ------------

Benefits and expenses:
  Paid or credited to policyholders           6,430          7,643         3,362              -         17,435
  Other                                       2,053            659         1,191              4          3,907
  Amortization of finite life intangible assets  14              4             -              -             18
  Restructuring costs                             -              -             -             22             22
                                         -----------   ------------   -----------   ------------   ------------
Net operating income
  before income taxes                         1,191            478           852            (32)         2,489

Income taxes                                    284             68           245              4            601
                                         -----------   ------------   -----------   ------------   ------------
Net income before non-controlling
    interests                                   907            410           607            (36)         1,888

Non-controlling interests                       101             11             1              -            113
                                         -----------   ------------   -----------   ------------   ------------

Net income - shareholders                       806            399           606            (36)         1,775

Perpetual preferred share dividends              33              -             -              -             33
                                         -----------   ------------   -----------   ------------   ------------

Net income - common shareholders              $ 773          $ 399         $ 606          $ (36)       $ 1,742
                                         ===========   ============   ===========   ============   ============




For the year ended December 31, 2004



                                                                             United         Lifeco
                                                Canada         Europe        States         Corporate      Total
                                              -----------   ------------   -----------   ---------------------------
Income:
  Premium income                                 $ 6,413        $ 6,122       $ 1,667            $ -       $ 14,202
  Net investment income                            2,664          1,022         1,710              -          5,396
  Fee and other income                               682            400         1,191              -          2,273
                                              -----------   ------------   -----------   ------------   ------------
Total income                                       9,759          7,544         4,568              -         21,871
                                              -----------   ------------   -----------   ------------   ------------
Benefits and expenses:
  Paid or credited to policyholders                6,656          6,524         2,310              -         15,490
  Other                                            2,104            593         1,294             10          4,001
  Amortization of finite life intangible assets       13              5             -              -             18
  Restructuring costs                                  -              -             -             44             44
                                              -----------   ------------   -----------   ------------   ------------
Net operating income
  before income taxes                                986            422           964            (54)         2,318

Income taxes                                         202             63           317            (16)           566
                                              -----------   ------------   -----------   ------------   ------------

Net income before non-controlling
    interests                                        784            359           647            (38)         1,752

Non-controlling interests                            122              3            11              -            136
                                              -----------   ------------   -----------   ------------   ------------

Net income - shareholders                            662            356           636            (38)         1,616

Perpetual preferred share dividends                   16              -             -              -             16
                                              -----------   ------------   -----------   ------------   ------------

Net income - common shareholders                   $ 646          $ 356         $ 636          $ (38)       $ 1,600
                                              ===========   ============   ===========   ============   ============